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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
MGI PHARMA, Inc.:

We consent to the use of our report dated February 5, 2001, with respect to the statement of assets acquired and liabilities assumed as of September 30, 2000, and the related statement of direct revenues and direct expenses for the nine-month period then ended of The Hexalen(R) Business of MedImmune, Inc. (as defined in the notes to these financial statements), incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in the prospectus in this Form S-3 registration statement.


                                  /s/ KPMG LLP

Minneapolis, MN

March 21, 2001